

<ARTICLE> 9
<LEGEND> This schedule contains summary financial information extracted from
Form 10-Q for the period ended June 30, 1997 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<RESTATED>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-START>                             JAN-01-1997
<PERIOD-END>                               JUN-30-1997
<CASH>                                           7,969
<INT-BEARING-DEPOSITS>                           7,705
<FED-FUNDS-SOLD>                                 8,185
<TRADING-ASSETS>                                 4,752
<INVESTMENTS-HELD-FOR-SALE>                      8,265
<INVESTMENTS-CARRYING>                               0
<INVESTMENTS-MARKET>                                 0
<LOANS>                                         67,510
<ALLOWANCE>                                      1,408
<TOTAL-ASSETS>                                 112,595
<DEPOSITS>                                      68,018
<SHORT-TERM>                                    19,901
<LIABILITIES-OTHER>                              6,528
<LONG-TERM>                                      9,016
<COMMON>                                           320
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                        290
<OTHER-SE>                                       7,861<F1>
<TOTAL-LIABILITIES-AND-EQUITY>                 112,595
<INTEREST-LOAN>                                  2,885
<INTEREST-INVEST>                                  221
<INTEREST-OTHER>                                   488
<INTEREST-TOTAL>                                 3,594
<INTEREST-DEPOSIT>                               1,043
<INTEREST-EXPENSE>                               1,793
<INTEREST-INCOME-NET>                            1,801
<LOAN-LOSSES>                                      367
<SECURITIES-GAINS>                                  29<F2>
<EXPENSE-OTHER>                                  1,625<F3>
<INCOME-PRETAX>                                  1,132
<INCOME-PRE-EXTRAORDINARY>                       1,132
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                       758
<EPS-PRIMARY>                                     2.41<F4>
<EPS-DILUTED>                                     2.37
<YIELD-ACTUAL>                                    4.12
<LOANS-NON>                                        329
<LOANS-PAST>                                         0
<LOANS-TROUBLED>                                     0
<LOANS-PROBLEM>                                      0
<ALLOWANCE-OPEN>                                 1,408
<CHARGE-OFFS>                                      234
<RECOVERIES>                                        54
<ALLOWANCE-CLOSE>                                1,408
<ALLOWANCE-DOMESTIC>                                 0<F5>
<ALLOWANCE-FOREIGN>                                  0<F5>
<ALLOWANCE-UNALLOCATED>                              0<F5>

<F1> Treasury stock of $994 million is included as a reduction of other stockholders' equity.

<F2> Investment securities gains/losses do not include the Corporation's equity securities gains which totaled $100 million.

<F3> Includes: salaries and employee benefits of $851 million; occupancy of $129 million; equipment rentals, depreciation and maintenance of $106 million; amortization of intangible assets of $36 million; and other expenses totaling $503 million.

<F4> EPS-Primary has been restated as a result of the Corporation adopting SFAS
     No. 128, "Earnings Per Share." EPS-Primary represents basic earnings per share.

<F5> Allowance-Domestic, Allowance-Foreign, and Allowance-Unallocated are only disclosed on an annual basis in the Corporation's Form 10-K, and are therefore not included in this Financial Data Schedule.

